"THIS DOCUMENT IS A COPY OF THE AMENDMENT NO. 2 TO
             FORM 8-K FILED ON APRIL 5, 1999 PURSUANT TO A RULE 201
                         TEMPORARY HARDSHIP EXEMPTION."




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO
                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                January 19, 1999


                           NEW GENERATION FOODS, INC.
             (Exact name of registrant as specified in its charter)


    NEVADA                           1-10825                    36-2972588
(State or Other                    (Commission                 (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)

               2001 Marcus Ave., W290, Lake Success, NY 11042-1011 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 327-2400

IMPORTANT NOTE: THIS AMENDMENT 2 IS BEING FILED TO REPLACE THE INCORRECT FINANCIAL STATEMENTS OF CREDITRISK MONITOR, A DIVISION OF MARKET GUIDE INC. (ITEM 7(a)), WITH CORRECTED FINANCIALS. ALL CREDITRISK MONITOR HISTORICAL FINANCIAL STATEMENTS FILED ON APRIL 2, 1999 IN AMENDMENT #1 ARE INCORRECT AND SHOULD BE DISREGARDED!!!


                           FORWARD LOOKING STATEMENTS

     Certain statements in this Form 8-K, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On January 19, 1999, New Generation Foods, Inc. (the "Company") completed its purchase of the assets of the CreditRisk Monitor credit information service ("CRM") from Market Guide Inc. ("MGI"). The purchase price for the assets of CRM was approximately $2,390,000, of which $1.29 million was paid at or prior to closing and the balance is represented by two secured promissory notes, one for approximately $100,000 and the other for $1.0 million (together the "MGI Notes"). The $100,000 MGI Note, which bears interest at 8.5% from the closing date, provides for the deferral of principal amortization until February 2001. The $1.0 Million MGI Note bears interest at 6% from July 2001 and provides for the deferral of principal amortization until such date. After the respective deferrals, both MGI Notes are then payable over 24 months. The MGI Notes are secured by a first priority purchase money security interest on substantially all of the assets of the Company.

     The assets purchased included customer contracts, receivables, equipment, software and intangibles.

     During January 1999, the Company completed a $3.25 million private placement of its common stock to finance the acquisition and future working capital needs.

     After shareholder approval, the Company, previously a non-operating entity, will change its name to CreditRiskMonitor.com, Inc. and apply for a new stock symbol that reflects this new name.

     CreditRisk Monitor was formed as a division of Market Guide Inc. in September 1996 and had no operations or financial statements prior to such date.

     Item 7 includes the following financial statements and pro forma financial information:

     (1) Financial Statements of CreditRisk Monitor, a division of Market Guide Inc. as of and for the fiscal years ended February 28, 1998 and February 28, 1997 together with the Report of Zerbo, McKiernan and Zambito, L.L.C, independent auditors;

     (2) Balance Sheets of CreditRisk Monitor, a division of Market Guide Inc. as of November 30, 1998 (unaudited) and February 28, 1998; Unaudited Statements of Operations and Accumulated Deficit for the 3 months and 9 months ended November 30, 1998 and November 30, 1997; Unaudited Statements of Cash Flows for the 9 months ended November 30, 1998 and November 30, 1997.

     (3) Pro Forma Consolidated Balance Sheet as of December 31, 1998 and Pro Forma Consolidated Statement of Operations of the Company for the year then ended and showing balance sheet and income statement items for New Generation Foods, Inc. and CreditRisk Monitor both historically and on a Pro-Forma Combined basis as though the Company had operated as a combined entity for that 12-month period and incorporating changes due to the Company's 1998 Private Placement which was actually completed in January 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     Financial Statements of CreditRisk Monitor, a division of Market Guide Inc. as of and for the fiscal year ended February 28, 1998 and February 28, 1997 together with the Report of Zerbo, McKiernan and Zambito LLC, independent auditors; Balance Sheets of CreditRisk Monitor, a division of Market Guide Inc. as of November 30, 1998 (unaudited) and February 28, 1998; Unaudited Statements of Operations and Accumulated Deficit for the 3 months and 9 months ended November 30, 1998 and November 30, 1997; Unaudited Statements of Cash Flows for the 9 months ended November 30, 1998 and November 30, 1997.

(b)  Pro Forma Financial Information.

     Pro Forma Consolidated Balance Sheet as of December 31, 1998 and Pro Forma Consolidated Statement of Operations of the Company for the year then ended.

(c)  Exhibits.

2.   Plan of Acquisition (Asset Purchase Agreement). (1)

20.  Press release dated January 19, 1999. (1)

(1) Filed as an Exhibit to Registrant's Report on Form 8-K dated January 19, 1999 (File No. 1-10825) which was filed with the Securities and Exchange Commission on February 3, 1999.

                               CREDITRISK MONITOR
                       - A DIVISION OF MARKET GUIDE INC. -



                              FINANCIAL STATEMENTS

                                       AND

                         REPORT OF INDEPENDENT AUDITORS'



                      FOR THE YEARS ENDED FEBRUARY 28, 1998

                              AND FEBRUARY 28, 1997

                                Table of Contents



Financial Statements
--------------------

     Report of Independent Auditors'

     Balance Sheets as of February 28, 1998 and February 28, 1997        F-4

     Statements  of  Operation  and  Accumulated  Deficit for the
     Fiscal  Years Ended  February 28, 1998 and February 28, 1997        F-5

     Statements of Cash Flows for the Fiscal Years Ended February
     28, 1998 and February 28, 1997                                      F-6


     Notes to Financial Statements February 28, 1998 and February
     28, 1997                                                            F-7-F10

                     Zerbo, McKiernan & Zambito Letterhead]


                         REPORT OF INDEPENDENT AUDITORS'



To the Board of Directors of
Market Guide, Inc.
2001 Marcus Avenue, Suite S200
Lake Success, NY  11042-1011


We have audited the accompanying Balance Sheets of CreditRisk Monitor - A Division of Market Guide, Inc. as of February 28, 1998 and 1997 and the related Statements of Operation and Accumulated Deficit and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CreditRisk Monitor - A Division of Market Guide, Inc. as of February 28, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Zerbo, McKiernan & Zambito, L.L.C

Zerbo, McKiernan & Zambito, L.L.C
Fairfield, New Jersey
August 28, 1998

              CREDITRISK MONITOR - A DIVISION OF MARKET GUIDE INC.
                                 Balance Sheets


                                                   February 28,     February 28,
                                                       1998             1997
                                                   ------------     ------------
ASSETS
Current assets:
  Cash                                             $       -0-      $       -0-
  Accounts receivable (net of allowance
   for doubtful accounts)                              220,040              -0-
                                                   -----------      -----------

    Total current assets                               220,040              -0-

Property, plant and equipment:
  Furniture and equipment                              220,271           99,757
  Software                                              15,063           14,039
                                                   -----------      -----------

                                                       235,334          113,796

Less:  Accumulated depreciation                         41,481            5,734
                                                   -----------      -----------


  Net property, plant and equipment                    193,853          108,062

Other assets:
  Capitalized projects (net of                         516,260          391,976
  accumulated amortization)
                                                   -----------      -----------

    Total other assets                                 516,260          391,976
                                                   -----------      -----------

      Total assets                                 $   930,153      $   500,038
                                                   ===========      ===========

LIABILITIES AND EQUITY
Current liabilities:
  Unearned revenues                                $   444,279      $       -0-
                                                   -----------      -----------

    Total current liabilities                          444,279              -0-

    Total liabilities                                  444,279              -0-

Equity:
  Advances from Market Guide Inc.                    1,199,857          568,331
  Accumulated Deficit                                 (713,983)         (68,293)
                                                   -----------      -----------

      Total equity                                     485,874          500,038
                                                   -----------      -----------

      Total liabilities and equity                 $   930,153      $   500,038
                                                   ===========      ===========


   The accompanying notes are an integral part of these financial statements.

              CREDITRISK MONITOR - A DIVISION OF MARKET GUIDE INC.
                 Statements of Operation and Accumulated Deficit



                                                         For the Years Ended
                                                     --------------------------
                                                     February 28,   February 28,
                                                         1998           1997
                                                     ------------   ------------

Revenue:
  Earned revenue                                     $   297,244    $       -0-
                                                     -----------    -----------

    Total revenues                                       297,244            -0-

Expenses:
  Salaries, payroll taxes and employee benefits          802,128          8,525
  Database and product costs                              91,957          8,812
  General and administrative                             215,245         58,112
  Depreciation                                            35,747          5,734
  Amortization                                            71,938            -0-
  Advertising and promotion                              167,250         33,788
                                                     -----------    -----------

    Total expenses                                     1,384,265        114,971
                                                     -----------    -----------

Loss before income taxes                              (1,087,021)      (114,971)

Provision for income taxes                              (441,331)       (46,678)
                                                     -----------    -----------

Net loss                                             $  (645,690)   $   (68,293)

Accumulated deficit, beginning of year                   (68,293)           -0-
                                                     -----------    -----------

Accumulated deficit, end of year                     $  (713,983)   $   (68,293)
                                                     -----------    -----------



   The accompanying notes are an integral part of these financial statements.

              CREDITRISK MONITOR - A DIVISION OF MARKET GUIDE INC.
                            Statements of Cash Flows


                                                         For the Years Ended
                                                     --------------------------
                                                     February 28,   February 28,
                                                         1998           1997
                                                     ------------   ------------


Cash Flows From Operating Activities:
Net income                                           $  (645,690)   $   (68,293)
                                                     -----------    -----------

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization                            107,686          5,734

Changes in assets and liabilities
(Increase)/Decrease in accounts receivable              (220,040)           -0-
Increase/(Decrease) in unearned revenues                 444,279            -0-
                                                     -----------    -----------
  Total adjustments                                      331,925          5,734
                                                     -----------    -----------

Cash used by operating activities                       (313,765)       (62,559)
                                                     -----------    -----------

Cash Flows From Investing Activities:
Payments for fixed assets                               (121,538)      (113,796)
Payments for capitalized projects                       (196,222)      (391,976)
                                                     -----------    -----------

Cash used by investing activities                       (317,760)      (505,772)
                                                     -----------    -----------

Cash Flows From Financing Activities:
Proceeds from Market Guide Inc.                        1,144,499        568,331
Proceeds to Market Guide Inc.                           (512,974)           -0-
                                                     -----------    -----------

Cash provided by financing activities                    631,525        568,331
                                                     -----------    -----------

Net change in cash                                           -0-            -0-

Cash at beginning of year                                    -0-            -0-
                                                     -----------    -----------

Cash at end of year                                  $       -0-    $       -0-



   The accompanying notes are an integral part of these financial statements.

              CREDITRISK MONITOR - A DIVISION OF MARKET GUIDE INC.
                          Notes to Financial Statements
                     February 28, 1998 and February 28, 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Nature of Business

     CreditRisk Monitor (CRM), a division of Market Guide Inc., formed in September 1996, is an online information and news service that follows more than 575 U.S. publicly held domestic retail chains and wholesalers. This online service is accessible through the Internet (www.creditriskmonitor.com) and has been designed to provide corporate credit managers with the analytical tools necessary to analyze and follow, on a daily basis, all the public companies they do business with.

     The CRM information service consists of: CRM Company Reports, the CRM Alert Notification Service and the CRM Real-Time News Service. The CRM web site became operational in April 1997.

     All of the Company's revenues are derived from annual subscription sales of its CreditRisk Monitor Internet service.

2.   Revenue Recognition

     CreditRisk Monitor subscriptions are deferred at the time of sale and recognized ratably as revenue over the terms of their subscriptions. Costs associated with procurement of these revenues are expensed as incurred.

     Bad debts are recorded under the allowance method of accounting. For the fiscal years ended February 28, 1998 and February 28, 1997, $6,461 and $0 were charged to bad debt expense, respectively. As of February 28, 1998 and February 28, 1997, the allowance for doubtful accounts totalled $6,461 and $0, respectively.

3.   Property and Equipment

     Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to their estimated useful service lives.

     The straight-line method of depreciation is followed for substantially all assets for both financial and tax reporting purposes. For the fiscal years ended February 28, 1998 and February 28, 1997, $35,747 and $5,734,
     respectively, were charged to depreciation expense.

     Market Guide Inc. assumes all liability for equipment purchased under capital lease obligations.

4.   Capitalization of Computer Software

     Management has elected, pursuant to SFAS No. 86, to capitalize certain computer software costs incurred for new product development. These costs are reported at the lower of unamortized cost or net realizable value. All research and development, database maintenance and customer support costs are expensed as incurred.

     The straight-line method of amortization is used over the estimated economic life of the asset. For the years ended February 28, 1998 and
     February 28, 1997, capitalization of computer software and database expansion totaled $588,198 and $391,976, respectively. For the fiscal years ended February 28, 1998 and February 28, 1997, $71,938 and $0, respectively, were charged to amortization expense. As of February 28, 1998 and February 28, 1997, accumulated amortization was $71,938 and $0, respectively.

5.   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Estimated overhead costs have been allocated to CreditRisk Monitor from Market Guide Inc. These general and administrative costs totaled $86,327 and $24,950 in the fiscal years ended February 28, 1998 and February 28, 1997, respectively.

6.   Advances from Market Guide Inc.

     Market Guide Inc. subsidizes all costs incurred by CreditRisk Monitor. All cash generated from CreditRisk Monitor operations is used to offset costs incurred by Market Guide Inc.

     The Advances from Market Guide Inc. account represents the following:

                                                        1998           1997
                                                    -----------     -----------
     Total cash outlay by Market Guide Inc.         $ 1,585,830     $   615,009

     Less:  Cash generated by CreditRisk
       Monitor operations                              (512,974)            -0-
                                                    -----------     -----------

         Net cash outlay by Market Guide Inc.         1,072,856         615,009

     Less: Tax benefits received by Market Guide
     Inc.                                              (441,331)        (46,678)
                                                    -----------     -----------

     Advances from Market Guide Inc.                $   631,525     $   568,331
                                                    ===========     ===========

     Market Guide Inc. will continue to meet the obligations of CreditRisk Monitor as they become due without substantial disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations, or similar actions.

7.   Advertising Costs

     All advertising costs are expensed as incurred and are included in advertising and promotion expense. For the fiscal years ended February 28, 1998 and February 28, 1997, $61,590 and $9,151, respectively, were charged to advertising expense.


NOTE B - LEGAL PROCEEDINGS

     Market Guide Inc. is currently involved in a pending lawsuit. The ultimate outcome of this litigation is unknown at the present time. Market Guide's management does not believe that pending actions will have a material effect on the business activities of Market Guide or its division, CreditRisk Monitor. Accordingly, no provision for any liability has been made to the accompanying financial statements of CreditRisk Monitor, a division of Market Guide Inc.

NOTE C - INCOME TAXES

     Market Guide Inc. has adopted SFAS 109 and Management believes that it does not have a greater than 50 percent probability of realization of net operating loss carryforwards and has provided for a full valuation allowance. This procedure has been consistently applied to CreditRisk Monitor. Market Guide Inc. also assumes all responsibility of income taxes currently payable.


     The components of the provisions for income taxes (credits) are as follows:


                                                        For the Years Ended
                                                  -----------------------------
                                                   02/28/98            02/28/97
                                                  -----------------------------
      Current
         Federal                                  $  (332,629)         $(35,181)
         State and Local                             (108,702)          (11,497)
      Deferred
         Federal                                          -0-               -0-
         State and Local                                  -0-               -0-
                                                  -----------------------------
                         TOTALS                   $  (441,331)         $(46,678)
                                                  =============================

     Total income tax expense differs from the expected tax expense (computed by applying the U.S. Federal statutory income tax rate of 34% to income before income taxes) as follows:


                                          2/28/98      %      2/28/97       %
                                        ---------------------------------------
Tax at Federal statutory rate           $(369,587)   (34.0)  $ (39,090)   (34.0)
State income taxes, net of
  Federal tax benefit                     (71,744)    (6.6)     (7,588)    (6.6)
                                        ---------------------------------------
                              TOTALS    $(441,331)   (40.6)  $ (46,678)   (40.6)
                                        =======================================


NOTE D - SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

     Selected quarterly financial data for the years ended February 28, 1998 and February 28, 1997 are presented for CreditRisk Monitor, a division of Market Guide Inc. in the following table:

                                                  Three Months Ended

                       May 31, 1997       August 31, 1997     November 30, 1997  February 28, 1998
Earned revenue          $  10,629           $  47,324           $  97,168           $ 142,123

Loss before taxes        (170,887)           (288,513)           (297,170)           (330,451)

Net loss                 (101,506)           (171,377)           (176,519)           (196,288)


                       May 31, 1996       August 31, 1996     November 30, 1996  February 28, 1997
Earned revenue          $     -0-           $     -0-           $     -0-           $     -0-

Loss before taxes             -0-                 -0-             (34,325)            (80,646)

Net loss                      -0-                 -0-             (20,389)            (47,904)

                               CREDITRISK MONITOR
                       - A DIVISION OF MARKET GUIDE INC. -



                              FINANCIAL STATEMENTS



                     FOR THE PERIODS ENDED NOVEMBER 30, 1998

                              AND NOVEMBER 30, 1997

                                Table of Contents


Financial Statements
--------------------

     Balance  Sheets as of  November  30,  1998  (Unaudited)  and
     February 28, 1998                                                     F-3

     Statements of Operations and  Accumulated  Deficit for the 3
     months and 9 months ended November 30, 1998  (Unaudited) and
     November 30, 1997 (Unaudited)                                         F-4

     Statement of Cash Flows for the 9 months ended  November 30,
     1998 (Unaudited) and November 30, 1997 (Unaudited)                    F-5

     Notes to Financial Statements                                         F-6

              CREDITRISK MONITOR - A DIVISION OF MARKET GUIDE INC.
                                 Balance Sheets


                                                     November 30,   February 28,
                                                        1998            1998
                                                     (Unaudited)
ASSETS                                             $       -0-      $       -0-

Current assets:

  Cash
  Accounts receivable (net of allowance                255,368          220,040
   for doubtful accounts)

    Total current assets                               255,368          220,040

Property, plant and equipment at cost:
  Furniture and equipment                              338,901          220,271
  Software                                              19,961           15,063

                                                       358,862          235,334

Less:  Accumulated depreciation                         83,915           41,481


  Net property, plant and equipment                    274,947          193,853

Other assets:
  Capitalized projects (net of
  accumulated amortization)                            457,402          516,260

    Total other assets                                 457,402          516,260

      Total assets                                 $   987,717      $   930,153
                                                   ===========      ===========

LIABILITIES AND EQUITY

Current liabilities:
  Unearned revenues                                $   549,894      $   444,279

    Total current liabilities                          549,894          444,279

    Total liabilities                                  549,894          444,279

Equity
  Advances from Market Guide Inc.                    1,601,753        1,199,857
  Accumulated deficit                               (1,163,930)        (713,983)

      Total equity                                     437,823          485,874

      Total liabilities and equity                 $   987,717      $   930,153
                                                   ===========      ===========

              CREDITRISK MONITOR - A DIVISION OF MARKET GUIDE INC.
            Unaudited Statements of Operation and Accumulated Deficit


                                                      For the 3 Months Ended        For the 9 Months Ended
                                                      Nov. 30,       Nov. 30,       Nov. 30,       Nov. 30,
                                                        1998           1997           1998           1997
Revenues:
 Earned Revenues                                   $   245,812    $    97,168    $   667,440    $   155,121

   Total revenues                                      245,812         97,168        667,440        155,121

Expenses:
   Salaries, payroll taxes and employee benefits       279,306        244,793        835,959        520,893
   Database and product costs                           32,003         19,420        101,832         42,891
   General and administrative                           95,691         72,735        274,220        152,545
   Depreciation                                         16,871         10,256         42,434         24,397
   Amortization                                         19,620         19,620         58,859         52,319
   Advertising and promotion                            36,131         27,514        111,583        118,647

     Total expenses                                    479,622        394,338      1,424,887        911,692

Loss before income taxes                              (233,810)      (297,170)      (757,447)      (756,571)

Provision for income taxes                             (94,926)      (120,650)      (307,501)      (307,168)

Net loss                                              (138,884)      (176,520)      (449,946)      (449,403)

Accumulated deficit, beginning of quarter           (1,025,045)      (341,177)      (713,983)       (68,294)

Accumulated deficit, end of quarter                $(1,163,929)   $  (517,697)   $(1,163,929)   $  (517,697)

CREDITRISK MONITOR - A DIVISION OF MARKET GUIDE INC.
Unaudited Statements of Cash Flows


                                                      For the 9 Months Ended
                                                    November 30,   November 30,
                                                        1998           1997


Cash Flows From Operating Activities:
Net loss                                           $  (449,946)     $  (449,403)

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization                          101,292           76,716

Changes in assets and liabilities
(Increase)/Decrease in accounts receivable             (35,328)        (358,513)
Increase/(Decrease) in unearned revenues               105,615          419,416
  Total adjustments                                    171,579          137,619

Cash used by operating activities                     (278,367)        (311,784)

Cash Flows From Investing Activities:
Payments for fixed assets                             (123,529)        (111,246)
Payments for capitalized projects                          -0-         (196,223)

Cash used by investing activities                     (123,529)        (307,469)

Cash Flows From Financing Activities:

Proceeds from Market Guide Inc.                      1,127,318          835,277
Proceeds to Market Guide Inc.                         (725,423)        (216,024)

Cash provided by financing activities                  401,895          619,253

Net change in cash                                         -0-              -0-

Cash at beginning of year                                  -0-              -0-

Cash at end of year                                $       -0-      $       -0-

              CREDITRISK MONITOR - A DIVISION OF MARKET GUIDE INC.
                 Notes to Financial Statements November 30, 1998



Note 1 INTERIM FINANCIAL STATEMENTS

The accompanying financial statements of Market Guide Inc. have been prepared without audit, except for the balance sheet as of February 28, 1998. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended November 30, 1998 are not necessarily indicative of the results that may be expected for the year ending February 28, 1999.


Note 2 DEPRECIATION AND AMORTIZATION

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for substantially all assets for both financial and tax reporting purposes.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1998

                                                                       Historical
                                                              ----------------------------
                                                                  New
                                                               Generation      CreditRisk                            Pro Forma
                                                               Foods, Inc.       Monitor         Adjustments          Combined
                                                              ------------    ------------       ------------       ------------
                                     ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                $     13,400    $       --         $  3,250,000 (a)   $  2,030,213
                                                                                                   (1,233,187)(c)
     Purchase option                                               115,000            --             (115,000)(c)           --
     Accounts receivable                                              --           408,478               --              408,478
                                                              ------------    ------------       ------------       ------------

              Total current assets                                 128,400         408,478          1,901,813          2,438,691

GOODWILL                                                              --              --            2,433,524 (c)      2,316,487
                                                                                                       17,039 (d)
                                                                                                     (134,076)(f)

FIXED ASSETS                                                          --           215,690               --              215,690
                                                              ------------    ------------       ------------       ------------


TOTAL ASSETS                                                  $    128,400    $    624,168       $  4,218,300       $  4,970,868
                                                              ============    ============       ============       ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Accounts payable                                         $      5,908    $      4,945       $     25,000 (a)   $     58,268
                                                                                                       22,415 (c)
     Accrued franchise taxes                                        45,580            --                 --               45,580
     Accrued expenses                                               46,284            --               26,948 (b)         90,271
                                                                                                       17,039 (d)
                                                              ------------    ------------       ------------       ------------
              Total current liabilities                             97,772           4,945             91,402            194,119

SENIOR SECURED NOTE                                                   --              --              787,630 (c)        787,630

EXPENSE PROMISSORY NOTE                                               --              --               98,162 (c)         98,162

UNEARNED INCOME                                                       --           796,353               --              796,353
                                                              ------------    ------------       ------------       ------------

              Total liabilities                                     97,772         801,298            977,194          1,876,264
                                                              ------------    ------------       ------------       ------------

REDEEMABLE CONVERTIBLE VOTING
     SENIOR PREFERRED STOCK                                      1,100,000            --           (1,100,000)(e)           --
                                                              ------------    ------------       ------------       ------------

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock                                                    3,998            --               13,000 (a)         52,981
                                                                                                       35,983 (e)
     Additional paid-in capital                                 22,818,930            --            3,212,000 (a)     27,067,999
                                                                                                    1,064,017 (e)
                                                                                                      (26,948)(b)
     Accumulated deficit                                       (23,892,300)       (177,130)(g)       (134,076)(f)    (24,026,376)
                                                                                                      177,130 (c)
                                                              ------------    ------------       ------------       ------------

              Total stockholders' equity (deficit)              (1,069,372)       (177,130)         4,341,106          3,094,604
                                                              ------------    ------------       ------------       ------------


TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY (DEFICIT)                                         $    128,400    $    624,168       $  4,218,300       $  4,970,868
                                                              ============    ============       ============       ============

(a) Represents net proceeds from private placement of 1,300,000 shares of common stock.

(b) Represents legal and state filing fees incurred in connection with the private placement.

(c) Represents purchase of the assets of the CreditRisk Monitor credit information service.

(d) Represents legal, state filing fees, and taxes incurred in connection with the acquisition of the CreditRisk Monitor assets.

(e) Represents conversion of 1,100,000 shares to senior preferred stock into 3,598,299 shares of common stock.

(f) Represents write-off of capitalized in-process research and development projects that have not reached technological feasibility.

(g)  Represents accumulated deficit net of advances from Market Guide Inc.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                                   Historical
                                                         ------------------------------
                                                            New
                                                         Generation         CreditRisk                                Pro Forma
                                                         Foods, Inc.        Monitor (f)        Adjustments            Combined
                                                         -----------        -----------        -----------           -----------
REVENUES
     Earned revenues                                     $      --          $   809,563        $      --             $   809,563
                                                         -----------        -----------        -----------           -----------

EXPENSES
     Salaries and employee benefits                             --            1,117,194               --               1,117,194
     Database and product costs                                 --              150,898               --                 150,898
     General and administrative                               28,216            336,920               --                 365,136
     Depreciation and amortization                              --              132,262             37,344 (a)           169,606
     Advertising and promotion                                  --              160,186               --                 160,186
     Interest expense                                           --                 --                7,925 (b)            81,895
                                                                                                    73,970 (c)
                                                         -----------        -----------        -----------           -----------

                                                              28,216          1,897,460            119,239             2,044,915
                                                         -----------        -----------        -----------           -----------

              Loss from operations                           (28,216)        (1,087,897)          (119,239)           (1,235,352)
                                                         -----------        -----------        -----------           -----------

OTHER INCOME AND EXPENSES
     Interest and dividend income                              7,700               --                 --                   7,700
     Gain on investments                                           2               --                 --                       2
     Write-off of intangible assets                             --                 --             (134,076)(e)          (134,076)
                                                         -----------        -----------        -----------           -----------

                                                               7,702               --             (134,076)             (126,374)
                                                         -----------        -----------        -----------           -----------

              Loss before income taxes                       (20,514)        (1,087,897)          (253,315)           (1,361,726)

PROVISION (BENEFIT) FOR
     INCOME TAXES                                              2,925           (441,664)           441,664 (d)             2,925
                                                         -----------        -----------        -----------           -----------


NET LOSS                                                 $   (23,439)       $  (646,233)       $  (694,979)          $(1,364,651)
                                                         ===========        ===========        ===========           ===========


NET LOSS PER SHARE
     Basic                                               $     (0.06)                                                $     (0.26)
                                                         ===========                                                 ===========

     Diluted                                             $     (0.06)                                                $     (0.26)
                                                         ===========                                                 ===========


WEIGHTED AVERAGE NUMBER
     OF SHARES
     Basic                                                   399,830                                                   5,300,129
                                                         ===========                                                 ===========

     Diluted                                                 399,830                                                   5,300,129
                                                         ===========                                                 ===========

(a)  Represents   goodwill   amortization   in  excess  of   capitalized   costs
     written-off.

(b)  Represents deferred interest expense on Expense Promissory Note.

(c)  Represents amortization of debt discount on Senior Secured Note.

(d)  Represents NGNF's inability to take advantage of net operating loss.

(e) Represents write-off of capitalized in-process research and development projects that have not reached technological feasibility.

(f) Amounts for CreditRisk Monitor were determined by adding results for the year ended February 28, 1998 and the results from the nine months ended November 30, 1998 and subtracting the results for the nine months ended November 30, 1997.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NEW GENERATION FOODS, INC.


                                        By:  /s/Jerome S. Flum
                                             Name:  Jerome S. Flum
                                             Title: Chairman of the Board
                                             and Principal Financial Officer



DATE: April 5, 1999